UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2003

ADVANCED LIGHTING TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

OHIO	0-27202	34-1803229

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

32000 AURORA ROAD	SOLON, OHIO	44139

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	440/519-0500

NOT APPLICABLE
(Former name or former address, if changed since last report.)

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     (b) (1) Reorganization Proceeding. On February 5, 2003, Advanced Lighting Technologies, Inc. (the “Company” or “ADLT”) and six of its United States subsidiaries, (collectively, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (“Chapter 11” or the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Bankruptcy Court”). The cases have been jointly administered, under the caption In re Venture Lighting International, Inc. et al (Case No. O3-05255)(the “Cases”). The Company’s non-U.S. operating subsidiaries and DSI, a U.S. subsidiary, were not a part of the Cases.

     (2) Confirmation Order. On December 8, 2003, the Bankruptcy Court issued its order confirming the Fourth Amended Plan of Reorganization of the Debtors (the “Plan”), which is included as Exhibit 2.1 to this filing. The Plan provides that the reorganization of the Debtors (“Recapitalization”) will be accomplished through the implementation of the Plan. The Effective Date of the Plan occurred on December 10, 2003 (the “Effective Date”), upon completion of the exit financing arrangements for the Company and its subsidiaries.

     (3) Plan Summary. This Plan Summary provides an overview of the Plan. It is intended to summarize certain aspects of the Plan for benefit of holders of certain securities, it is not intended as a definitive description of the rights of creditors or interest holders in the Debtors, all of which are governed by the Plan itself.

Summary of the Effects of Implementation of the Plan on the Company and Its Investors

On the Effective Date, the outstanding capital stock of the Company was cancelled and holders of such capital stock became entitled only to receive distributions, if any, or other rights pursuant to the Plan.

Saratoga Investment and Old Preferred Stock Saratoga Lighting Holdings, LLC (“Saratoga”) was holder of all of the outstanding Series A Convertible Redeemable Preferred Stock of the Company (the “Old Preferred Stock”) and 1,429,590 shares of the outstanding shares of Company Common Stock (the “Old Common Stock”), which it had purchased from General Electric Company. On the Effective Date, Saratoga’s Old Preferred Stock and Saratoga’s Old Common Stock were cancelled and Saratoga made a new investment of $18,000,000 in the Company. Pursuant to the Plan, Saratoga was issued new common stock and new preferred stock in the Company, representing all of the common stock and the preferred stock of the Company after the Effective Date. In addition, the Plan provides that additional new common stock will be subject to the Company’s Equity Incentive Plan for top managers of the Company, with the result such managers will hold up to 9.2% of the new common stock of the Company.

Old Common Stock The Old Common Stock of the Company was cancelled on the Effective Date, and holders of record of the Old Common Stock on December 15, 2003 (the “Securities Distribution Record Date”) are entitled to payments, if any, pursuant to the Plan. See “The Recapitalization—Class 7 Interests.” Pursuant to the Plan, a liquidating trust will be established for the benefit of holders of Old Common Stock on the Securities Distribution Record Date (other than Saratoga and Wayne R. Hellman, who are not entitled to any distributions from the trust) to receive the Fiberstars Interests, the Hexagram Interests and the Contingent Payment (as defined below). The right to receive payments from the liquidating trust cannot be transferred, except (a) by bequest or inheritance in the case of a Beneficiary who is a natural person or (b) by operation of law. Holders of Old Common Stock on the Securities Distribution Record Date will be notified by the Class 7 Representative, who will act as liquidating trustee, if any actions are required for establishing the right to receive payments under the Plan. Any such payments will be made at the time the liquidating trustee receives payments in respect of the Fiberstars Interests, the Hexagram Interests and the Contingent Payment and will be made after subtracting any administrative expenses in excess of $150,000. The

Company cannot predict when any such payments may be made. The administrator of the Company’s 401(k) Plans will invest any moneys received from the liquidating trustee in respect of any 401(k) Plan participant in the manner designated by the 401(k) Plan participant at the time of receipt.

Old Notes The Company’s 8% Senior Notes due 2008 (the “Old Notes”) were cancelled as of the Effective Date. Record holders of the Old Notes on the Securities Distribution Record Date will receive Company 11% Senior Notes due 2009 (“New Notes”) in a principal amount equal to 1.144 times the principal amount of such holders’ Old Notes, subject to certain adjustments to give effect to the minimum denominations provided in the Indenture relating to the New Notes.

The Recapitalization

The Company will complete the Recapitalization in the Cases through the Plan as described below. Holders of the Old Common Stock of the Company (other than Saratoga and Wayne R. Hellman) outstanding immediately prior to the Effective Date (as evidenced by the records of the Company on the Stock Distribution Record Date) will be entitled to payments, if any, payable to holders of Class 7 Claims (see “Class 7 Claims” below). The Recapitalization will consist of the following:

     Class 1(a) Claims: Miscellaneous Secured Claims. Class 1(a) Miscellaneous Secured Claims under the Plan are secured claims for money borrowed by Debtors. Each Holder of an Allowed Class 1(a) Miscellaneous Secured Claim will receive, in the sole discretion of the Debtors, in full satisfaction, settlement, release, extinguishment and discharge of such Claim: (A) cash equal to the amount of such Allowed Miscellaneous Secured Claim on or as soon as practicable after the later of (i) the Effective Date, (ii) the date that such Miscellaneous Secured Claim becomes Allowed and (iii) a date agreed to by the Debtors and the Holder of such Claim; (B) treatment such that such Miscellaneous Secured Claim is reinstated under its original terms; or (C) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtors or as the Bankruptcy Court may order. A claim is “Allowed” either when the Company and the creditor or interest holder agree on the amount of the claim or interest or the Bankruptcy Court determines the amount of the claim or interest.

     Class 1(b) Claims: Secured Claims of The General Electric Company (“GE”). Class 1(b) GE Secured Claims are claims by GE which are subject to a right of offset against amounts payable by GE to the Debtors, including Debtors’ nondebtor affiliates. The Class 1(b) GE Secured Claims received nothing on the Effective Date, provided, however as soon after the Effective Date as the GE Secured Claims are Allowed, GE may offset from the amounts owing by GE to the Debtors, including the Debtors’ nondebtor affiliates, and indefeasibly retain for GE’s own account, an amount up to, but not in excess of, the Allowed amount of the GE Secured Claims. If, after giving effect to this offset GE has any remaining Claims against the Debtors, such claims of GE will be treated as Class 5 Subsidiary Debtor General Unsecured Claims.

     Class 2 Claims: Classified Priority Claims. Class 2 Classified Priority Claims are claims entitled to priority under the Bankruptcy Code. To the extent that these Claims have not already been paid pursuant to prior order of the Bankruptcy Court, each Holder of an Allowed Class 2 Classified Priority Claim will receive in full satisfaction, settlement, release, extinguishment and discharge of such claim: (A) the amount of such unpaid Allowed Claim in cash on or as soon as reasonably practicable after the later of (i) the Effective Date, (ii) the date on which such Class 2 Claim becomes Allowed and (iii) a date agreed to by the Debtors and the Holder of such Class 2 Claim; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtors or as the Bankruptcy Court may order.

     Class 3 Claims: Old Note Claims. The Company had $100,000,000 aggregate principal amount of its 8% Senior Notes Due 2008 (the “Old Notes”) outstanding at the commencement of the Cases. The Company had not made interest payment due on the Old Notes since March 15, 2002. On or as soon as practicable after the Effective Date, each Holder of an Old Note as of the Securities Distribution Record Date will receive, in full satisfaction, settlement, release, extinguishment and discharge of such Claim, an 11% Senior Note due 2009 (a “New Note”) in a principal amount equal 1.144 times the existing principal amount of such holder’s note, subject to certain adjustments to give effect to the minimum denominations provided in the Indenture relating to the New Notes. This amount equals the original principal amount of the Old Notes, together with unpaid interest through December 31, 2003. The New Notes bear interest from January 1, 2004. Acceptance of the Plan by Class 3 also constituted a waiver by all Holders of Class 3 Old Note Claims of any and all defaults under the Indenture relating to the Old Notes that existed as of the Effective Date, and an agreement to instruct the Old Indenture Trustee to take all actions to effectuate the Plan.

     Class 4 Claims: ADLT General Unsecured Claims. The Class 4 ADLT General Unsecured Claims are unsecured claims of creditors against the Company. Each Holder of Class 4 ADLT General Unsecured Claims will be entitled to receive interest on the Allowed amount of such Holder’s claim from February 5, 2003 to the Effective Date. Each holder of a Class 4 ADLT General Unsecured Claim will have an election to accept either “85% Now Treatment” or “100% Stretch Treatment.” Such election must be exercised by each such Holder (including Holders of Disputed Class 4 Claims, whether or not the proceedings to determine the Allowed amount of such Holder’s Disputed Class 4 ADLT General Unsecured Claim shall have been concluded at the Effective Date), pursuant to election forms which will be mailed to each such Holder by ADLT within five Cleveland, Ohio Business Days after the Effective Date; provided, however, that each Holder who fails to have made its election and to have caused its fully completed election form to have been actually received by the Debtors by 5:00 p.m. Cleveland time on the 20th Cleveland, Ohio Business Day after the Effective Date will be conclusively deemed to have elected 85% Now Treatment.

     Each holder of an ADLT General Unsecured Claim who shall have elected 85% Now Treatment (or who shall have been automatically deemed to have made such election) will be entitled to receive on the later of:

(1) 45 days after the Effective Date,
(2) the date on which such Holder’s Class 4 ADLT General Unsecured Claim shall have become Allowed,
(3) the date on which such Class 4 ADLT General Unsecured Claim, or any portion thereof, shall be paid pursuant to the established ordinary course of business or dealings between ADLT and the Holder of such Claim, and
(4) such other date agreed to by the Debtors and the Holder of such Class 4 ADLT General Unsecured Claim, an amount in cash equal to 85% of the Allowed Amount of such Holder’s Class 4 ADLT General Unsecured Claim.

     Each holder of an ADLT General Unsecured Claim who shall have elected 100% Stretch Treatment will be entitled to receive, starting on the later of:

(1) the first Calendar-Quarter-End Date after the Effective Date, and
(2) the Calendar-Quarter-End Date next following the date on which each such Class 4 ADLT General Unsecured Claim shall have become Allowed, and on each of the next succeeding Calendar-Quarter-End Dates thereafter, until such Allowed Class 4 ADLT General Unsecured Claim is paid in full, an amount in cash equal to 25% of the Allowed amount of such Holder’s Class 4 ADLT General Unsecured Claim, plus interest accrued on such portion of such Allowed Claim from the Effective Date through the date of such payment. On December 8, 2004, each Holder who shall have elected 100% Stretch

Treatment will receive the entire then-unpaid balance of its Class 4 ADLT General Unsecured Claim, except that Holders of Claims that shall have elected 100% Stretch Treatment which remain disputed Class 4 ADLT General Unsecured Claims on such date will be entitled to receive 100% of their Allowed Claim on the date of allowance thereof.

     All payments to Holders of Class 4 ADLT General Unsecured Claims will be made in cash, unless otherwise agreed between ADLT and the Holder of such Claim.

     Class 5 Claims: Subsidiary Debtor General Unsecured Claims. The Class 5 Subsidiary Debtor General Unsecured Claims are unsecured claims of creditors against the Debtors other than the Company. Each Holder of Class 5 Subsidiary Debtor General Unsecured Claims will be entitled to receive interest on the Allowed Amount of such Holder’s claim from February 5, 2003 to the Effective Date.

     Each holder of a Class 5 Subsidiary Debtor General Unsecured Claim will have an election to accept either “85% Now Treatment” or “100% Stretch Treatment,” as described in above. Such election must be exercised by each such Holder (including Holders of Disputed Claims, whether or not the proceedings to determine the Allowed amount of such Holder’s Disputed Class 5 Subsidiary Debtor General Unsecured Claim shall have been concluded at the Effective Date), pursuant to election forms which will be mailed to each such Holder by ADLT within five Cleveland, Ohio Business Days after the Effective Date; provided, however, that each Holder who fails to have made its election and to have caused its fully completed election form to have been actually received by the Debtors by 5:00 p.m. Cleveland time on the 20th Cleveland, Ohio Business Day after the Effective Date will be conclusively deemed to have elected 85% Now Treatment.

     All payments to Holders of Class 5 Subsidiary Debtor General Unsecured Claims will be made in cash, unless otherwise agreed between ADLT and the Holder of such Claim.

     Class 6 Interests: Old Preferred Stock Interests. Class 6 Preferred Interests are the interests in the Company represented by the Company’s Class A Redeemable Convertible Preferred Shares (the “Old Preferred Stock”). Saratoga Lighting Holdings, LLC (“Saratoga”) holds Class 6 Interests in the 761,250 shares of Old Preferred Stock outstanding immediately prior to the Effective Date; such Interests of Saratoga are allowed under the Plan. Saratoga, the Holder of the Allowed Class 6 Preferred Interests as of the record date, received, in full satisfaction, settlement, release, extinguishment and discharge of such Preferred Interests, and upon payment in cash to ADLT by wire transfer of immediately available funds, $18,000,000, 29,000 shares of New Preferred Stock and 1,000 shares of New Common Stock, such that the Holders of the Allowed Class 6 Preferred Interests received 100% of the authorized shares of New Preferred Stock, all of which became outstanding on the Effective Date and are held by Saratoga, 100% of the shares of New Common Stock issued and outstanding on the Effective Date and 90.8% of the New Common Stock which will be outstanding following issuance of shares pursuant to the Company’s Equity Incentive Plan.

     Class 7 Interests: Old Common Stock Interests. Class 7 Common Interests are the interests of the holders of Common Stock of the Company outstanding immediately prior to the Effective Date. The holders of Class 7 Interests accepted the Plan pursuant to section 1129(a)(8) of the Bankruptcy Code. As a result, then as soon as practicable after the Effective Date, each Holder of an Allowed Class 7 Interest as of the Distribution Record Date (other than Saratoga and Wayne R. Hellman) (and any Holders in Class 8 electing to exercise their rights under the Plan described below) will receive from the Class 7 Representative, in full satisfaction, settlement, release, extinguishment, cancellation and discharge of such Interest, such Holder’s Class 7 Pro Rata Share of the Fiberstars Interests, the Hexagram Interests and the Contingent Recovery (net of taxes accruable to the Company on account of such distributions, if any). “Class 7 Representative” means the individual appointed by the Equity Committee to represent the interests of Holders of Old Common Stock Interests under and in connection with the Plan with respect to, among other things, the Fiberstars Interests, the Hexagram Interests and the Contingent Recovery. The Class 7 Representative’s appointment is effective as of the Effective Date and will terminate upon the final distributions to Holders of Old Common Stock Interests. Any administrative costs or expenses incurred by the Class 7 Representative or otherwise, relating to the Fiberstars Interests, the Hexagram Interests and the Contingent Recovery will be paid by ADLT up to $150,000. If the amount of such costs and expenses exceeds $150,000, and provided that there are no available cash proceeds from the Fiberstars Interests, the Hexagram Interests and/or the Contingent Recovery to pay such excess costs and expenses, then ADLT will pay such excess costs and expenses but will be reimbursed for such excess costs and expenses from future cash proceeds of the Fiberstars Interests, the Hexagram Interests and/or the Contingent Recovery. The Class 7 Representative will be selected by the Equity Committee. “Fiberstars Interests” means the 1,023,011 shares of common stock of Fiberstars, Inc. (“Fiberstars”) owned by ADLT, plus not less than 445,000 additional shares of Fiberstars common stock to be received by ADLT upon exercise of certain Fiberstars warrants held by ADLT as of the Effective Date. The Fiberstars Interests will not be distributed directly to the Holders of Old Common Stock Interests (Class 7), but rather will be distributed in escrow or to a trust or other entity to be established for the benefit of such Holders, in form and substance reasonably acceptable to ADLT, the Official Equity Committee (the “Equity Committee”) and Fiberstars. The Debtors believe that the distribution of the Fiberstars Interests is exempt from registration under section 1145(a)(1) of the Bankruptcy Code. To the extent that section 1145(a)(1) is not applicable to such distribution, then such distribution will be made in accordance with applicable law, including the federal securities laws. “Hexagram Interests” means (a) the 9,440 shares of common stock of Hexagram, Inc. (“Hexagram”) owned by ADLT (if Hexagram consents to the transfer of such shares to or for the benefit of Holders of Old Common Stock on after the Effective Date), or (b) the net proceeds (reduced by any tax liability incurred by ADLT on account of such sale) from the sale of such shares by ADLT (if Hexagram does not consent to the transfer of such shares to or for the benefit of Holders of Old Common Stock on or after the Effective Date). If Hexagram does not consent to such transfer of the Hexagram common stock, ADLT has agreed that on and after the Effective Date, it will continue to hold the Hexagram stock and will not sell, transfer, assign, encumber, restrict, cancel, pledge, or otherwise dispose of any of the Hexagram stock without the express written consent of the Class 7 Representative. Any transfer of the Hexagram stock by ADLT is subject to the shareholders agreement with the majority owners of Hexagram and such majority owners currently have a right of first refusal in and to the Hexagram stock. ADLT has agreed to use its reasonable best efforts to obtain such consent and to cause a sale of the Hexagram stock as soon as practicable after receiving a written request from the Class 7 Representative requesting such a sale. The Hexagram Interests will not be certificated or transferable in any way. The Hexagram Interests will not be distributed directly to the Holders of Old Common Stock Interests (Class 7), but rather will be distributed in escrow or to a trust or other entity to be established for the benefit of such Holders, in form and substance reasonably acceptable to ADLT, the Equity Committee and Hexagram. The Debtors believe that the distribution of the Hexagram Interests is exempt from registration under section 1145(a)(1) of the Bankruptcy Code. To the extent that section 1145(a)(1) is not applicable to such distribution, then such distribution will be made in accordance with applicable law, including the federal securities laws. “Contingent Recovery” means the obligation of ADLT to pay, in cash or, at the option of the Company following an IPO (as defined below), in common stock, an amount equal to three percent (3%) of the proceeds paid or payable to Saratoga and/or its affiliates (or at the option of ADLT, 3% of the value of all equity securities of the Company held by Saratoga and/or its affiliates, in each case) in excess of the aggregate amount of all cash equity investments in and to ADLT by Saratoga and/or its affiliates, plus an annual internal rate of return of 10%. The Contingent Recovery will be payable if and when both of the following conditions have occurred: (1) the New Notes have been paid in full; and (2) a liquidity event has occurred, consisting of one of the following: (i) a change of control has occurred, whereby Saratoga and/or its affiliates have sold all or a portion of its equity interests in and to ADLT such that Saratoga and/or its affiliates no longer controls ADLT’s Board of Directors; (ii) an initial public offering(s) (“IPO”) of ADLT has occurred such that the market float exceeds 20% of ADLT’s New Common Stock and the proceeds from sale of the stock offered in the IPO(s)

exceeds $20 million; and (iii) a sale of all or substantially all of the Company’s assets has occurred. If a partial sale of Saratoga’s and/or its affiliates’ common equity interests in and to ADLT or an IPO occurs, the 3% Formula may, at the option of the Company, be calculated pro rata, based on the percentage of such common stock sold. If the 3% Formula is applied to the value of all equity securities at the time of a liquidity event, rather than the pro rata percentage, the total Contingent Recovery will equal such amount. The Contingent Recovery will expire and no longer have any force or effect after June 30, 2009 (90 days after the maturity date of the New Notes). The Contingent Recovery will be governed by an indenture and/or other agreements to be entered into on or after the Effective Date, the terms of which must be reasonably acceptable to ADLT, Saratoga and the Equity Committee or the Class 7 Representative (as the case may be). The Contingent Recovery will not be distributed directly to the Holders of Old Common Stock Interests (Class 7), but rather will be distributed in escrow or to a trust or other entity to be established for the benefit of such Holders, in form and substance reasonably acceptable to ADLT and the Equity Committee. The Contingent Recovery will not entitle the Holders of Old Common Stock or the Class 7 Representative to any information, appraisal, anti-dilution, tag-along, drag-along or other related rights.

     The ability of the Class 7 Representative to realize any value with respect to the Fiberstars Interests, the Hexagram Interests and the Contingent Recovery will depend on the price and timing of the sales of Fiberstars and Hexagram securities and the future performance of the Debtors, which are subject to risks and uncertainties. All payments in respect of Old Common Stock Interests will be made to the record holders of such shares on the Securities Distribution Record Date, which is December 15, 2003.

     Class 8 Interests: Old Other Interests. Class 8 Interests are options, warrants, conversion privileges or other legal or contractual rights to obtain Old Common Stock representing such Interest, which were to become fully vested as of the date of exercise of such right notwithstanding any provision to the contrary in the contract or instrument giving rise to such Interest. To exercise such right, such Holder would have had to (i) mark or check off the applicable box on the Ballot cast by such Holder indicating such Holder’s exercise of such right and (ii) on or before the Effective Date, pay all required consideration and otherwise satisfy all other applicable conditions in order to exercise such right. No such Holder timely exercised its right to obtain such Old Common Stock, and each such Holder’s Old Other Interest was be canceled and extinguished and no such Holder will receive or retain any property under the Plan on account of such Interest.

     Class 9 Interests: Subsidiary Interests. Class 9 Interests are interests in the share or shares of common stock of the Subsidiary Debtors. All these shares are held by one or more of the Debtors. Holders of Class 9 Interests will receive no distribution under the Plan on account of such Interest; provided, however, that as soon as practicable after the Effective Date, the Debtors will cause Microsun, LRI and ADLT Services to be dissolved or merged into one of the other Debtors.

Board of Directors

From and after the Effective Date, the Board of Directors of ADLT will consist of the following: Wayne Hellman (ADLT’s Chief Executive Officer), Sabu Krishnan (ADLT’s Chief Operating Officer), Christian Oberbeck (a Saratoga representative), Damon Ball (a Saratoga representative) and Richard Petrocelli (a Saratoga representative). Saratoga is considering the possibility of adding two additional directors, however, at present, Saratoga has not formally asked anyone to serve in these two positions on the Board of Directors of ADLT. The Board of Directors for each of the Subsidiary Debtors will consist of one (1) or more members to be appointed by ADLT’s Board of Directors.

(4)     The 23,807,347 shares of Common Stock of the Company outstanding on the Effective Date, and the 725,600 shares of Series A Preferred Stock outstanding on the Effective Date were cancelled and ceased to be outstanding on the Effective Date in accordance with the terms of the Plan. The issued and outstanding capital stock of the Company now consists of 1,000 shares of New Common Stock and 29,000 shares of New Preferred Stock, held by Saratoga Lighting Holdings, LLC. No shares are reserved for issuance in respect of claims or interests filed and allowed under the Plan. Record holders (other than Saratoga Lighting Holdings LLC and Wayne R. Hellman) on December 15, 2003 of Company Common Stock, cancelled on the Effective Date, will receive payments, if any, in accordance with the Plan in respect of the Fiberstars Interests, the Hexagram Interests and the Contingent Payment. The rights to receive these payments are non-transferable, except as provided in the Plan.

(5)     The following information regarding the assets and liabilities of the Company are the Condensed Consolidated Balance Sheets at September 30, 2003, which are a portion of the financial statements of the Company included in its Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2003. This was the most recent such information available to the Court on the date of the confirmation of the Plan. For additional information regarding the assets and liabilities of the Company, and for explanatory footnotes with respect to the Balance Sheets included in this Report, please refer to the condensed consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2003.

Advanced Lighting Technologies, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	(Unaudited)	(Audited)
	September 30,	June 30,
	2003	2003

Assets

Current assets:

Cash and cash equivalents	$4,001	$4,167

Trade receivables, less allowances of $1,016 and $979	29,909	31,312

Inventories:

Finished goods	15,638	15,242

Raw materials and work-in-process	8,249	8,693

	23,887	23,935

Prepaid expenses	2,292	1,374

Total current assets	60,089	60,788

Property, plant and equipment:

Land and buildings	34,048	33,822

Machinery and equipment	73,125	72,583

Furniture and fixtures	18,255	17,912

	125,428	124,317

Less accumulated depreciation	37,752	35,981

	87,676	88,336

Receivables from related parties	3,628	6,463

Investments in affiliates	8,684	8,668

Other assets	2,021	2,976

Intangible assets	2,540	2,572

Excess of cost over net assets of businesses acquired, net	4,490	4,473

	$169,128	$174,276

See notes to consolidated financial statements

Advanced Lighting Technologies, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	(Unaudited)	(Audited)
	September 30,	June 30,
	2003	2003

Liabilities and shareholders’ equity

Liabilities not subject to compromise:

Current liabilities:

Short-term debt and current portion of long-term debt	$1,140	$2,241

Accounts payable	9,761	10,814

Payables to related parties	177	790

Employee-related liabilities	3,312	2,895

Accrued income and other taxes	1,260	1,294

Other accrued expenses	8,126	6,839

Debtor-in-Possession Facility	26,183	25,126

Total current liabilities	49,959	49,999

Long-term debt	5,256	5,324

Total liabilities not subject to compromise	55,215	55,323

Liabilities subject to compromise	117,191	116,214

Total liabilities	172,406	171,537

Minority interest	1,097	968

Preferred stock, $.001 par value, per share; 1,000 shares authorized; 761 Series A convertible redeemable shares issued and outstanding (redemption value — $27,935 at September 30, 2003)	24,475	24,475

Common shareholders’ equity (deficit)

Common stock, $.001 par value, 80,000 shares authorized, 23,807 shares issued and outstanding as of September 30, 2003 and June 30, 2003	24	24

Paid-in-capital	212,724	212,724

Accumulated other comprehensive income (loss)	(414)	(640)

Loan and interest receivable from officer, less reserve of $9,800	(4,344)	(4,344)

Accumulated deficit	(236,840)	(230,468)

	(28,850)	(22,704)

	$169,128	$174,276

See notes to consolidated financial statements

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBITS	PAGE NO.

2.1	Venture Lighting International, Inc., et al. Fourth Amended Plan of Reorganization, confirmed December 8, 2003 effective December 10, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIGHTING TECHNOLOGIES, INC.

Date: December 23, 2003	By:	/s/ Wayne R. Hellman

Wayne R. Hellman
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBITS	PAGE NO.

2.1	Venture Lighting International, Inc., et al. Fourth Amended Plan of Reorganization, confirmed December 8, 2003 effective December 10, 2003